Exhibit 99.1

FOR IMMEDIATE RELEASE: APRIL 30, 2015

LEGGETT & PLATT REPORTS $.50 EPS, A FIRST QUARTER RECORD

Carthage, MO, April 30, 2015 —

•	1Q EPS was $.50, a first quarter record, and 32% above 1Q 2014 continuing operations EPS of $.38

•	1Q sales were $966 million, a first quarter record for continuing operations, and 10% higher than in 2014

•	EBIT margin improved to 11.6%, a 180 basis point gain over 1Q last year

•	Raising low end of 2015 EPS guidance; anticipate record EPS of $1.95 - 2.10 on sales of $3.9 - 4.1 billion

Diversified manufacturer Leggett & Platt reported earnings of $.50 per share, a first quarter record. In 2014, first quarter EPS was $.37, including a small loss from discontinued operations. The 2015 EPS improvement is largely the result of strong unit volume growth; this was partially offset by a $6 million pre-tax impairment charge in the Industrial Segment’s Steel Tubing business unit.

Sales from continuing operations were $966 million, a first quarter record, and a 10.4% increase versus the prior year. Same location sales improved 5.6%; unit volume grew 8.5%, but was partially offset by currency impacts and raw material-related price deflation. Acquisitions contributed 4.8% to sales growth.

EBIT margin improved 180 basis points versus first quarter last year, from 9.8% to 11.6%, as a result of higher sales, pricing discipline, and efficiency improvements.

CEO Comments

Board Chair and CEO David S. Haffner commented, “We are very pleased with our start to 2015. During the first quarter we achieved strong volume gains and higher margins, which led to record first quarter EPS. For the full year, we expect to achieve similar results: record sales from continuing operations, our highest EBIT margin since 2000, and record EPS.

“Improvement in demand was broad-based, with nearly all of our business units experiencing volume growth during the quarter. We continue to benefit in particular from the bedding market’s shift to Comfort Core springs, from significant new programs our Adjustable Bed unit won in 2014, and from ongoing content gains and new program awards in our Automotive business.

“During the quarter we completed the acquisition of a European private-label manufacturer of high-end upholstered furniture generally used in office and commercial settings. This business complements our existing North American private-label operation, allowing us to support our Work Furniture customers as they expand globally.

“Since 2007, our primary financial goal has been to achieve Total Shareholder Return (TSR1) that ranks in the top third of the S&P 500 companies. For the three year period that began January 1, 2013, we have so far (over the last 28 months) generated TSR performance that ranks in the top 34 percent of the S&P 500.”

Dividends and Stock Repurchases

In February, Leggett & Platt’s Board of Directors declared a $.31 first quarter dividend, one cent higher than last year’s first quarter dividend. Thus, 2015 marks the 44th consecutive annual dividend increase for the company, with a compound annual growth rate of 13%. Only one other S&P 500 company can claim as high a rate of dividend growth for as many years. Leggett & Platt is proud of its dividend record and plans to continue it.

[1]	TSR = (Change in Stock Price + Dividends) / Beginning Stock Price; assumes dividends are reinvested

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At yesterday’s closing share price of $43.23, the indicated annual dividend of $1.24 per share generates a dividend yield of 2.9%, one of the strongest dividend yields among the 52 stocks of the S&P 500 Dividend Aristocrats.

During the first quarter the company purchased 1.5 million shares of its stock at an average price of $44.53, and issued 1.5 million shares through employee benefit plans and option exercises. The number of shares outstanding was unchanged at 137.8 million.

Strategy and TSR Results

In 2007, the company made a significant change by adjusting its primary focus from pursuing revenue to pursuing TSR. As a result, L&P’s principal long-term financial goal is to generate TSR that ranks in the top third of the S&P 500 over rolling 3-year periods.

The company’s strategy to achieve this goal is to utilize a balanced approach that generates TSR via four drivers: revenue, margin, dividends, and share count. Accordingly, the company annually strives to concurrently: i) grow revenue 4-5%, ii) improve margin 20-30 basis points, iii) provide an attractive dividend yield, and iv) reduce shares outstanding. One-half of the revenue growth should come from typical GDP expansion, and one-half from the company’s internal efforts to increase market share, introduce innovative products, and make prudent, strategic acquisitions.

This balanced approach has generated consistently higher TSR, with lower risk and volatility, than the prior approach focused primarily on revenue growth. For the three years ending December 2014, L&P generated compound annual TSR of 28% per year, which ranked in the top quarter of the S&P 500, exceeding the company’s top-third goal. Since adopting this TSR focus in late 2007, the company’s cumulative TSR ranks among the top 13% of the S&P 500. Through March 2015, an end-of-2007 investment in Leggett & Platt stock more than tripled in value (i.e. 274% return) if dividends were reinvested, significantly outperforming the 65% return of the S&P 500 index.

2015 Records Anticipated

For 2015, the company expects record sales from continuing operations, its highest EBIT margin since 2000, and another year of record EPS. The company is raising the low end of its prior EPS guidance, and now projects 2015 EPS of $1.95 - 2.10 on sales of $3.9 - 4.1 billion, or 3% - 8% growth.

Cash from operations should exceed $350 million in 2015. Capital expenditures are expected to be roughly $120 million, and dividend payments should approximate $170 million.

As has been the company’s practice, after funding dividends and capital expenditures, remaining cash flow will be prioritized toward competitively advantaged acquisitions. Potential acquisitions must meet stringent strategic and financial criteria. Should no acquisitions come to fruition, and if excess cash flow is available, the company has standing authorization from the Board of Directors to repurchase up to 10 million shares each year. No specific share repurchase commitment or timetable has been established; however, the company currently anticipates the purchase of between 3 and 5 million shares during 2015, and the issuance of approximately 3 million shares via employee benefit plans and option exercises.

SEGMENT RESULTS – First Quarter 2015 (versus the same period in 2014)

Historical financial amounts reflect the new segment structure described below.

Residential Furnishings – Total sales increased $81 million, or 18%. Same location sales improved 10%, with higher unit volume in most product categories partially offset by the impact of currency translation. EBIT (earnings before interest and income taxes) increased $5 million primarily due to higher sales; this was partially offset by nonrecurrence of last year’s $4 million gain on sale of a building.

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Commercial Products – Total sales increased $24 million, or 21%. Same location sales grew 17%, primarily from strong demand growth in the Adjustable Bed unit. EBIT increased $2 million due to higher sales.

Industrial Materials – Total sales increased $12 million, or 6%, with higher unit volume of drawn wire partially offset by steel-related price decreases. EBIT increased $0.3 million; the increase generated from higher volume was offset by a $6 million impairment charge in the Steel Tubing business unit.

Specialized Products – Total sales increased $13 million, or 6%. Strong demand for the company’s automotive components was partially offset by the impact of currency translation. EBIT increased $12 million primarily due to increased volumes; productivity improvements in the European aerospace operations also contributed.

Revised Segment Structure

As disclosed in its 8-K filed on April 16, the company reorganized its operating segment structure, given the divestiture last year of the majority of the Store Fixtures operations, and the recent retirement of one of the operating segment presidents. The 18 business units are now organized as follows:

Residential	Commercial	Industrial	Specialized
U.S. Spring	Work Furniture	Drawn Wire	Aerospace Products
International Spring	Fashion Bed	Steel Rod	Automotive
Furniture Hardware	Adjustable Bed	Wire Products	Machinery
Seating & Distribution		Steel Tubing	Commercial Vehicle Products
Fabric Converting
Carpet Cushion
Geo Components

Slides and Conference Call

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern) on Friday, May 1. The webcast can be accessed (live or replay) from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Second quarter results will be released after the market closes on Thursday, July 30, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: For over 130 years Leggett & Platt (NYSE: LEG) has been enhancing people’s lives as a diversified manufacturer that designs and produces engineered products found in most homes and automobiles. Continuing Operations are comprised of 18 business units, 19,000 employee-partners, and 130 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S. manufacturer of: a) components for residential furniture and bedding; b) carpet cushion; c) adjustable bed bases; d) work furniture and components; e) drawn steel wire; f) automotive seat support & lumbar systems; g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: Statements in this release that are not historical in nature are “forward-looking.” These statements involve uncertainties and risks, including the company’s ability to improve operations and realize cost savings, price and product competition from foreign and domestic competitors, changes in demand for the company’s products, cost and availability of raw materials and labor, fuel and energy costs, future growth of acquired companies, general economic conditions, possible goodwill or other asset impairment, foreign currency fluctuation, litigation risks, and other factors described in the company’s Form 10-K. Any forward-looking statement reflects only the company’s beliefs when the statement is made. Actual results could differ materially from expectations, and the company undertakes no duty to update these statements.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

David M. DeSonier, Senior Vice President of Corporate Strategy and Investor Relations

Susan R. McCoy, Vice President of Investor Relations

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LEGGETT & PLATT	Page 4 of 5	April 30, 2015

RESULTS OF OPERATIONS [1]	FIRST QUARTER
(In millions, except per share data)	2015	2014	Change
Net sales (from continuing operations)	$966.2	$875.5	10%
Cost of goods sold	748.4	698.7

Gross profit	217.8	176.8	23%
Selling & administrative expenses	97.5	92.1	6%
Amortization	5.2	4.8
Other expense (income), net	3.4	(5.9)

Earnings before interest and taxes	111.7	85.8	30%
Net interest expense	9.7	9.0

Earnings before income taxes	102.0	76.8
Income taxes	28.7	20.8

Net earnings from continuing operations	73.3	56.0
Discontinued operations, net of tax	(0.5)	(2.3)

Net earnings	72.8	53.7
Less net income from non-controlling interest	(1.1)	(0.6)

Net earnings attributable to L&P	$71.7	$53.1	35%

Earnings per diluted share
From continuing operations	$0.50	$0.38	32%
From discontinued operations	($0.00)	($0.02)
Net earnings per diluted share	$0.50	$0.37	35%
Shares outstanding
Common stock (at end of period)	137.8	138.9	(1%)
Basic (average for period)	141.9	142.4
Diluted (average for period)	143.8	144.0	(0%)

CASH FLOW	FIRST QUARTER
(In millions)	2015	2014	Change
Net earnings	$72.8	$53.7
Depreciation and amortization	29.6	28.9
Working capital decrease (increase)	(94.3)	(123.7)
Impairments	5.9	0.5
Other operating activity	18.1	20.9

Net Cash from Operating Activity	$32.1	$(19.7)
Additions to PP&E	(21.7)	(15.1)
Purchase of companies, net of cash	(12.2)	(2.0)
Proceeds from asset sales	6.3	8.5
Dividends paid	(42.7)	(42.0)
Repurchase of common stock, net	(60.4)	(45.7)
Additions (payments) to debt, net	30.7	120.4
Other	(2.7)	(8.5)

Increase (Decr.) in Cash & Equiv.	$(70.6)	$(4.1)

FINANCIAL POSITION	31-Mar
(In millions)	2015	2014	Change
Cash and equivalents	$262.2	$268.6
Receivables	532.0	573.9
Inventories	506.2	519.5
Held for sale	30.0	0.0
Other current assets	78.9	47.8

Total current assets	1,409.3	1,409.8	(0%)
Net fixed assets	533.2	564.3
Held for sale	35.9	19.4
Goodwill and other assets	1,124.8	1,228.0

TOTAL ASSETS	$3,103.2	$3,221.5	(4%)

Trade accounts payable	$357.5	$350.2
Current debt maturities	202.2	181.4
Held for sale	11.3	0.0
Other current liabilities	382.1	302.4

Total current liabilities	953.1	834.0	14%
Long term debt	798.0	811.0	(2%)
Deferred taxes and other liabilities	235.7	205.6
Equity	1,116.4	1,370.9	(19%)

Total Capitalization	2,150.1	2,387.5	(10%)

TOTAL LIABILITIES & EQUITY	$3,103.2	$3,221.5	(4%)

LEGGETT & PLATT	Page 5 of 5	April 30, 2015

SEGMENT RESULTS [1]	FIRST QUARTER
(In millions)	2015	2014	Change
External Sales
Residential Furnishings	$511.7	$432.8	18.2%
Commercial Products	123.5	111.4	10.9%
Industrial Materials	112.0	123.2	(9.1%)
Specialized Products	219.0	208.1	5.2%

Total	$966.2	$875.5	10.4%

Inter-Segment Sales
Residential Furnishings	$17.8	$15.6
Commercial Products	17.5	5.2
Industrial Materials	80.4	57.5
Specialized Products	9.5	7.8

Total	$125.2	$86.1

Total Sales
Residential Furnishings	$529.5	$448.4	18.1%
Commercial Products	141.0	116.6	20.9%
Industrial Materials	192.4	180.7	6.5%
Specialized Products	228.5	215.9	5.8%

Total	$1,091.4	$961.6	13.5%

EBIT
Residential Furnishings	$52.1	$46.8	11%
Commercial Products	8.0	5.7	40%
Industrial Materials	8.0	7.7	4%
Specialized Products	39.3	27.6	42%
Intersegment eliminations and other	(0.7)	(1.8)
Change in LIFO reserve	5.0	(0.2)

Total	$111.7	$85.8	30%

EBIT Margin [2]			Basis Pts
Residential Furnishings	9.8%	10.4%	(60)
Commercial Products	5.7%	4.9%	80
Industrial Materials	4.2%	4.3%	(10)
Specialized Products	17.2%	12.8%	440

Overall from Continuing Operations	11.6%	9.8%	180

LAST SIX QUARTERS	2013	2014				2015
Selected Figures	4Q	1Q	2Q	3Q	4Q	1Q
Net Sales ($ million)	859	876	956	997	953	966
Sales Growth (vs. prior year)	6%	2%	9%	14%	11%	10%
EBIT ($ million)	5	86	102	75	68	112
Cash from Operations ($ million)	178	(20)	103	132	166	32

EBIT Margin	0.6%	9.8%	10.7%	7.6%	7.1%	11.6%
Adjusted EBIT Margin [3]	8.4%	9.8%	10.7%	10.7%	9.5%	11.6%
EPS - continuing operations (diluted)	$0.07	$0.38	$0.48	$0.37	$0.32	$0.50
Adjusted EPS - continuing operations (diluted) [3]	$0.38	$0.38	$0.48	$0.51	$0.41	$0.50

Net Debt to Net Capitalization
Long term debt	688.4	811.0	926.0	619.2	766.7	798.0
Current debt maturities	181.1	181.4	181.3	381.6	201.7	202.2
Less cash and equivalents	(272.7)	(268.6)	(304.2)	(242.9)	(332.8)	(262.2)

Net Debt	596.8	723.8	803.1	757.9	635.6	738.0

Total capitalization	2278.6	2387.5	2378.6	2040.3	2148.4	2150.1
Current debt maturities	181.1	181.4	181.3	381.6	201.7	202.2
Less cash and equivalents	(272.7)	(268.6)	(304.2)	(242.9)	(332.8)	(262.2)

Net Capitalization	2187.0	2300.3	2255.7	2179.0	2017.3	2090.1

Long Term Debt to Total Capitalization	30.2%	34.0%	38.9%	30.3%	35.7%	37.1%
Net Debt to Net Capital	27.3%	31.5%	35.6%	34.8%	31.5%	35.3%

Management uses Net Debt to Net Capital to track leverage trends across time periods with variable levels of cash.

Same Location Sales (vs. prior year) [2]	4Q	1Q	2Q	3Q	4Q	1Q
Residential Furnishings	10%	5%	12%	13%	9%	10%
Commercial Products	(4%)	(2%)	8%	10%	24%	17%
Industrial Materials	(4%)	(12%)	(4%)	6%	5%	6%
Specialized Products	5%	5%	9%	12%	6%	6%
Overall from Continuing Operations	4%	0%	7%	9%	6%	6%

[1]	Prior year results have been restated for discontinued operations. Segment information reflects new segment structure adopted 1Q 2015.
[2]	Segment margins and sales growth calculated on Total Sales. Overall company margin and sales growth calculated on External Sales.
[3]	Excludes $67m ($.31 / share) CVP impairment in 4Q 2013, $32m ($.14 / share) litigation accrual in 3Q 2014, and $22m ($.09 / share) litigation accrual in 4Q 2014.